UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 16, 2003
Date of Report (Date of earliest event reported)

Register.com, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

575 Eighth Avenue, 8th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 798-9100

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On June 16, 2003, Register.com, Inc. (the “Company”) announced that Richard D. Forman, Co-Founder of the Company, resigned from his position as President and Chief Executive Officer, effective immediately. Peter A. Forman, his brother, Co-Founder and Director of the Company, has assumed the President and Chief Executive Officer positions. Richard Forman will continue to serve on the Company’s Board of Directors.

The press release dated June 16, 2003, concerning this announcement is incorporated by reference herein and is filed as Exhibit 99.1 to this report. The Company’s employment agreement with Peter Forman is filed as Exhibit 10.43.

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits

	10.43	Employment Agreement, dated June 16, 2003, with Peter A. Forman.

	99.1	Press Release dated June 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM INC.

(Registrant)

June 16, 2003	/s/ Jack S. Levy

Date	Jack S. Levy, Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.43	Employment Agreement, dated June 16, 2003, with Peter A. Forman.

99.1	Press Release dated June 16, 2003.